                                                                    EXHIBIT 99.2

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

- -------------------------------------------------------------------------------
                                                           Three Months Ended
                                                              September 30,
                                                              -------------

Revenues:                                                    1994       1993
                                                             ----       ----
 Software product license..............................   $  7,298     $19,147
 Service agreement.....................................      9,240       9,472
 Consulting and education..............................      4,883       4,234
 Other.................................................        370         371
                                                          --------     -------
                                                            21,791      33,224
                                                          --------     -------
Costs and expenses:
 Cost of software product license revenues.............      1,495       1,523
 Cost of service agreement revenues....................      2,774       3,244
 Cost of consulting and education revenues.............      4,826       3,683
 Selling and marketing.................................     11,663      12,745
 General and administrative............................      6,115       4,154
 Research and development..............................      4,678       6,155
 Corporate restructuring charge........................      6,205         -0-
                                                          --------     -------
                                                            37,756      31,504
                                                          --------     -------
  Income (loss) from operations........................    (15,965)      1,720
 Foreign currency......................................        596         -0-
Interest income (expense), net.........................       (456)       (185)
                                                          --------     -------
  Income (loss) before income taxes....................    (15,825)      1,535
Provision for income taxes.............................        -0-        (153)
                                                          --------     -------
  Net income (loss)....................................   $(15,825)    $ 1,382
                                                          ========     =======

Net income (loss) per common share.....................     $(1.08)       $.10
                                                          ========     =======

Weighted average number of common and common
 equivalent shares
 outstanding...........................................     14,713      13,305


The accompanying notes are an integral part of these consolidated financial statements.

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data) (unaudited)

- --------------------------------------------------------------------------------
                              ASSETS
                                                     September 30,      June 30,
Current assets:                                           1994            1994
                                                          ----            ----
 Cash and cash equivalents.........................   $  5,846        $  8,519
 Trade accounts receivable:
     Receivable from related parties...............        250             250
     Other, net....................................     24,286          37,282
 Prepaid expenses and other........................      3,486           3,577
 Prepaid income taxes and income taxes receivable..        199             199
 Deferred income taxes.............................      3,356           3,356
                                                      --------        --------
     Total current assets..........................     37,423          53,183
                                                      --------        --------
Property and equipment:
 Leasehold improvements............................      5,593           5,567
 Furniture and fixtures............................     17,578          17,539
 Computers and related equipment and software......     30,336          29,802
                                                      --------        --------
                                                        53,507          52,908
 Less:  accumulated depreciation and amortization..    (33,088)        (31,083)
                                                      --------        --------
                                                        20,419          21,825
                                                      --------        --------
Other assets:
 Acquired and developed software, net..............     28,039          28,382
 Goodwill, net.....................................     14,266          14,616
 Other long-term assets............................      1,663           1,638
                                                      --------        --------
                                                        43,968          44,636
                                                      --------        --------
                                                      $101,810        $119,644
                                                      ========        ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Note payable to Sterling Software, Inc.............. $ 18,266        $    -0-
 Note payable to IBM Credit Corporation..............      -0-          15,766
 Trade accounts payable..............................    6,906           7,670
 Deferred revenues...................................   18,740          22,734
 Accrued expenses and other current liabilities......   12,106           8,732
 Accrued compensation and payroll taxes..............    4,542           6,407
 Current portion of long-term debt...................      845           1,627
                                                      --------        --------
     Total current liabilities.......................   61,405          62,936
Long-term debt.......................................      854             836
Deferred income taxes................................    3,521           3,521
Shareholders' equity:
 Common Stock, without par value--100,000,000 shares
  authorized; 14,571,888 and 14,562,381 shares issued
  and outstanding on September 30, 1994 and
  June 30, 1994, respectively........................   72,579          72,548
 Retained earnings (deficit).........................  (35,464)        (19,639)
 Cumulative translation adjustments..................   (1,085)           (558)
                                                      --------        --------
     Total shareholders' equity......................   36,030          52,351
                                                      --------        --------
                                                      $101,810        $119,644
                                                      ========        ========

The accompanying notes are an integral part of these consolidated financial statements.

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

- -------------------------------------------------------------------------------
                                                           Three Months Ended
                                                             September 30,
                                                             -------------

Operating Activities:                                        1994        1993
                                                             ----        ----
 Net income (loss).......................................  $(15,825)   $ 1,382
 Adjustments to reconcile net income to net cash used in
  operating activities:
   Depreciation and amortization.........................     3,924      3,432
   Capitalization of software development costs..........    (1,243)    (1,985)
   Provision for uncollectible accounts receivable.......       300        -0-
   Foreign currency gain.................................      (596)       -0-
   Changes in operating assets and liabilities, net of
    effect on acquisitions:
     Trade accounts receivable...........................    13,507        412
     Inventories and escrow, prepaid expenses and other..      (673)      (837)
     Trade accounts payable, accrued expenses and other
      current liabilities and accrued compensation and
      payroll taxes......................................       633     (6,031)
     Deferred revenues...................................    (4,012)    (2,707)
     Income taxes........................................       -0-        899
                                                           --------    -------
       Net cash provided (used in) operating activities..    (3,985)    (5,435)
                                                           --------    -------

Investing activities:
 Purchases of property and equipment.....................      (452)    (1,713)
 Other non-current assets................................        58         21
                                                           --------    -------
       Net cash used in investing activities.............    (  394)    (1,692)
                                                           --------    -------

Financing activities:
 Proceeds from note payable to Sterling Software, Inc....     2,500        -0-
 Proceeds from note payable to IBM Credit Corporation....       -0-      2,000
 Payments on debt........................................      (598)    (1,911)
 Proceeds from sale of Common Stock and exercise of
  stock options..........................................        31         29
                                                           --------    -------
       Net cash provided by financing activities.........     1,933        118
                                                           --------    -------

Effect of exchange rate changes on cash and cash
 equivalents.............................................      (227)      (441)
                                                           --------    -------
Decrease in cash and cash equivalents....................    (2,673)    (7,450)
Cash and cash equivalents at beginning of year...........     8,519     16,816
                                                           --------    -------
       Cash and cash equivalents at end of year..........  $  5,846    $ 9,366
                                                           ========    =======
Supplemental disclosures of cash flow information:
 Cash paid for:
   Interest..............................................  $    466    $   335
                                                           ========    =======

   Income taxes..........................................  $    -0-    $   -0-
                                                           ========    =======

The accompanying notes are an integral part of these consolidated financial statements.

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

- --------------------------------------------------------------------------------

1.  Basis of Presentation

  The accompanying unaudited condensed consolidated financial statements have been prepared by [KnowledgeWare] pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the most recent annual audited financial statements of [KnowledgeWare]. In the opinion of [KnowledgeWare's] management, the unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation. Operating results for the three months ended September 30, 1994 are not necessarily indicative of the results expected for the fiscal year ending June 30, 1995.

2.  Net Income (Loss) Per Common Share

  Net income (loss) per common share is based on [KnowledgeWare's] Common Stock and is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options and are calculated based on the treasury stock method.

3.  Income Taxes

  [KnowledgeWare] provides for income taxes at the end of each interim period based on the estimated effective tax rate for the full fiscal year. Cumulative adjustments to the tax provision are recorded in the interim period in which a change in the estimated annual effective rate is determined. KnowledgeWare's net income tax for the first quarter of fiscal 1995 is zero as a result of significant operating losses. No benefit has been recorded due to limitations based on a valuation allowance.

4.  Inventory

  The components of inventory consist of the following (in thousands):

                                                      September 30,     June 30,
                                                         1994             1994
                                                         ----             ----
  Assembled product kits..........................       $184             $296
  Product media, documentation and packaging......        108              112
                                                         ----             ----
                                                         $292             $408
                                                         ====             ====

5.  Legal Proceedings

  On December 18, 1991, a complaint was filed in the United States District Court for the Northern District of Georgia, Atlanta Division which consolidated and amended several class action lawsuits previously filed against KnowledgeWare in October 1991 (the "1991 Class Action"). The 1991 Class Action was a class action lawsuit alleging violations of Sections 20 and 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act. In summary, the complaint alleged KnowledgeWare misrepresented or failed to disclose material facts which would have a material adverse impact on KnowledgeWare or approved such misrepresentations and omissions. The complaint sought compensatory damages and reimbursements for the plaintiffs' fees and expenses. On January 26, 1994, KnowledgeWare entered into and the District Court preliminarily approved a stipulation of settlement in this lawsuit. By entering into the settlement, KnowledgeWare did not admit the allegations in the suit and, to the

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

- --------------------------------------------------------------------------------

5.  Legal Proceedings, continued

contrary, denied any wrongdoing. The settlement, which received final court approval in April 1994, required a cash payment of $1,750,000, all of which was paid by KnowledgeWare's insurance carrier, and the issuance by KnowledgeWare of warrants, which allow the holders to acquire an aggregate of 500,000 shares of KnowledgeWare's Common Stock at a price of $17.50 per share. The warrants are exercisable for a period of three years from June 9, 1994 (the date of issuance). On August 30, 1994, the plaintiffs in the 1991 Class Action filed a motion (the "Motion") alleging that the proposed business combination between KnowledgeWare and Sterling and the announcement by KnowledgeWare that it modified its accounting policy for revenue recognition and restated financial results for the first three quarters of fiscal year 1994 resulted in a substantially reduced value of the warrants available to the plaintiffs under the stipulation of settlement. Accordingly, the plaintiffs moved the District Court for a decree of specific performance of the terms of the stipulation of settlement entailing the delivery of new warrants of equivalent value to the original value of the warrants, and for a preliminary injunction of the consummation of any business combination between KnowledgeWare and Sterling, pending compliance by KnowledgeWare with the terms of the stipulation of settlement. Alternatively, the plaintiffs moved for a declaration that the warrant agreement set forth in the stipulation of settlement was the product of fraud and for an award to the plaintiffs of the appropriate measure of damages. Subsequent to the filing of the Motion, the plaintiffs filed a motion with the District Court to withdraw the request for a preliminary injunction of the business combination between KnowledgeWare and Sterling.

  On August 30 and 31, 1994, five lawsuits were filed against KnowledgeWare in the United States District Court for the Northern District of Georgia, Atlanta Division. The respective cases are styled as follows: (1) Marshall Wolf, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2312-JEC; (2) Ernest Deangelis, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald
P. Addington, and Rick W. Gossett, Civil Action No. 1:94-CV-2303-JEC; (3) Steven Covington, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2301-JEC; (4) Sam Wietschner v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2320-JEC; and (5) Jack Schecter v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2302-JEC. Three lawsuits were filed against KnowledgeWare in the United States District Court for the Northern District of Georgia, Atlanta Division on September 12, 22 and 23, 1994. The respective cases are styled as follows: (6) Subhash Bhardwaj, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2427-JEC; (7) Wayne D. Thornhill, individually, as Attorney in Fact for Georgette C. Thornhill, and on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2538-JEC; and (8) Paul Cross, on behalf of himself and all others similarly situated v. KnowledgeWare, Inc., Francis A. Tarkenton, Donald P. Addington, and Rick W. Gossett, Civil Action File No. 1:94-CV-2540-JEC (each of those actions numbered 1-8 may be hereinafter referred to as the "1994 Class Action Suits"). Each of the 1994 Class Action Suits is purportedly a class action lawsuit on behalf of [KnowledgeWare's] shareholders alleging violations of Sections 20 and 10(b) of the Exchange Act, and Rule 10b-5 under the Exchange Act. The alleged factual basis underlying the 1994 Class Action Suits and the relief sought therein is the plaintiffs' allegations that [KnowledgeWare] and the individual defendants actively misrepresented or failed to disclose the actual financial condition of [KnowledgeWare] throughout fiscal year 1994 and that the value of [KnowledgeWare's] Common Stock was artificially inflated as a result of such misrepresentations or failures to disclose. Each of the 1994

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

- --------------------------------------------------------------------------------

5.  Legal Proceedings, continued

Class Action Suits seeks compensatory damages and reimbursement for the plaintiffs' fees and expenses.

  On September 9, 1994, a lawsuit styled Ecta Corporation and Fairfield Development, Inc. v. KnowledgeWare, Inc., Donald P. Addington and Francis A. Tarkenton, Civil Action File No. 4-94-CV-80587, was filed against [KnowledgeWare] in the Southern District of Iowa, Central Division (the "Ecta Suit"). The Ecta Suit is a lawsuit alleging violations of Section 10(b) of the Exchange Act, Rule 10b-5 under the Exchange Act, Section 12(2) of the Securities Act, violation of the Iowa Blue Sky Laws (Iowa Stat. Ann. (S) 502.502), fraud and breach of contract. The alleged factual basis underlying the Ecta Suit arises in connection with the purchase by [KnowledgeWare] of substantially all of the assets of ClearAccess Corporation (now known as Ecta Corporation) and Fairfield Software, Inc. (now known as Fairfield Development, Inc.) pursuant to an Asset Purchase Agreement dated May 26, 1994 (the "Acquisition Agreement"). The plaintiffs allege that [KnowledgeWare] and the individual defendants misrepresented or failed to disclose the actual financial condition of [KnowledgeWare], that the value of [KnowledgeWare's] Common Stock was artificially inflated as a result of such misrepresentations or failures to disclose and that [KnowledgeWare] has breached certain warranties, representations and covenants made in the Acquisition Agreement. The Ecta Suit seeks compensatory damages, rescission of the Acquisition Agreement and/or the sale of [KnowledgeWare's] securities issued pursuant thereto, punitive damages, prejudgment interest, and reimbursement of attorneys' fees and costs.

  The plaintiffs in the above-described actions seek unspecified compensatory damages, legal fees and litigation costs. [KnowledgeWare] is unable to predict the outcome or the potential financial impact of the above-described legal proceedings either as an amount or range of amounts. [KnowledgeWare] does, however, believe defense costs related to the proceedings will equal or exceed the retention amount of $500,000 under the applicable insurance policies. [KnowledgeWare] has, therefore, accrued a $500,000 loss relative to these matters in the quarter ended September 30, 1994. For the 12 month period ended September 30, 1994, KnowledgeWare maintained directors and officers liability insurance policies with a maximum aggregate loss amount of $4.0 million. Losses, claims, judgements costs and expenses of Knowledgeware and Sterling resulting from the above-described actions will also result in claims for indemnification to be satisfied from the escrowed shares provided for in the Amended Merger Agreement. As of October 26, 1994, KnowledgeWare estimates that approximately $55,000 of costs and expenses have been incurred since August 31, 1994 with respect to the above-described actions.

  KnowledgeWare has received informal requests for information from the Staff of the Securities and Exchange Commission as to which persons and entities had knowledge of the negotiations between KnowledgeWare and Sterling prior to the public announcement of the Merger Agreement on August 1, 1994, and as to the circumstances with respect to KnowledgeWare's restatement of financial results for the first three quarters of fiscal 1994. Additionally, a request has been received [by KnowledgeWare] from the National Association of Securities Dealers, Inc. for information as to persons and entities who may have had information concerning events preceding the press release of KnowledgeWare made on August 30, 1994 regarding results for fiscal 1994.

  On October 27, 1994, KnowledgeWare received a letter on behalf of certain persons (the "Investors") who purchased shares of KnowledgeWare Common Stock pursuant to a stock purchase agreement between the Investors and KnowledgeWare dated January 26, 1994. The Investors assert that in light of, among other things, KnowledgeWare's announcement on September 1, 1994 and KnowledgeWare's other public statements disclosing its restatement of its financial statements for the first, second and third quarters of fiscal 1994, it is the position of the Investors that KnowledgeWare is in breach of the representations and warranties it made to the Investors in the stock purchase agreement and seek to recover damages in the amount of approximately $9.5 million, representing the difference between the

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

- --------------------------------------------------------------------------------

5.  Legal Proceedings, continued

aggregate purchase price the Investors paid for their KnowledgeWare Common Stock and the aggregate price for which they sold those shares.

6.  Reclassifications

  Certain changes in the presentation of amounts as of and for the three months ended September 30, 1993 have been made to conform to the comparable presentations as of and for the three months ended September 30, 1994.

7.  Note Payable

  On August 31, 1994 [KnowledgeWare] entered into a revolving and term loan agreement with Sterling to replace the loan agreement with IBM Credit Corporation and expand [KnowledgeWare's] borrowing capacity. The agreement provides for maximum borrowings under the loan arrangement of $22,000,000, (including a revolving line of credit of $16,000,000 and a term loan of $6,000,000), the issuance of 70,250 warrants to purchase [KnowledgeWare's] common stock at its fair market value upon the date of issuance (initially $4.50 per share) for each one million dollars drawn; and interest at 1 1/4% over prime and a maturity date of August 31, 1995. [KnowledgeWare] has reserved a maximum of 1,545,500 shares of its Common Stock for issuance under the loan agreement with Sterling. On October 25, 1994, Sterling and KnowledgeWare amended the arrangement to increase the revolving portion of the facility to $22,000,000 and agreed to waive the borrowing base requirements with respect to borrowings of up to $16,000,000 under the revolving portion of the facility. [KnowledgeWare] has reserved an additional 421,500 shares of its Common Stock for issuance under the loan agreement with Sterling.

8.  Corporate Restructuring Charge

  As a result of a rapidly changing operating environment and disappointing fiscal 1994 performance, [KnowledgeWare] implemented a plan to restructure its operations in the first quarter of fiscal 1995. The plan included the termination of approximately 250 employees, consolidation of corporate real estate and the closing of certain European subsidiaries. The restructuring charge of $6,205,000 included approximately $4,000,000 related to the reduction of personnel, $1,800,000 related to consolidation of corporate real estate and $400,000 related to the closing of certain European subsidiaries. Accrued expenses at September 30, 1994 include approximately $3,500,000 relative to this restructuring charge and approximately $1,100,000 relative to a restructuring charge in the third quarter of fiscal 1993.

9.  Liquidity

  [KnowledgeWare] has suffered recurring losses from operations. These losses have resulted in negative working capital and an accumulated deficit. In addition, losses in the fourth quarter of fiscal 1994 violated financial covenants in the line of credit agreement with IBM Credit Corporation for which [KnowledgeWare] received a waiver until September 30, 1994. The loan was subsequently acquired and amended by Sterling Software, Inc. Management [of KnowledgeWare] believes that existing cash balances must be supplemented by additional cash from outside sources in order to fund currently anticipated cash and capital requirements.

  Understanding its strategic alternatives, including remaining an independent company and the impact of financial constraints on its ability to invest in and execute future plans, management [of KnowledgeWare]

KNOWLEDGEWARE, INC. AND SUBSIDIARIES

- --------------------------------------------------------------------------------

9.  Liquidity, continued

engaged Alex Brown to seek potential candidates for a business combination. On July 31, 1994 the Board of Directors [of KnowledgeWare] approved [the] plans [of KnowledgeWare's management] to enter into a merger agreement with Sterling Software. Management [of KnowledgeWare] announced on August 1, 1994, it had entered into a Merger Agreement and an Amended and Restated Merger Agreement was executed as of August 31, 1994.

  The financial statements [of KnowledgeWare] do not include any adjustments that may be necessary as a result of this uncertainty.